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                                   Exhibit 4.7

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                             SALES AGENCY AGREEMENT




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                             SALES AGENCY AGREEMENT


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Meridian Asset Management, Inc.
810 Thomasville Road
Tallahassee, Florida  32303

Gentlemen:

         The undersigned, PSB BancGroup, Inc., a Florida corporation (the "Company"), a proposed bank holding company for Peoples State Bank, in organization, a proposed state chartered bank (the "Bank"), appoints Meridian Asset Management, Inc. (the "Sales Agent") as a selling agent, on a best efforts basis, of the shares of the Company described below and hereby confirms its agreement (this "Agreement") with the Sales Agent as follows:

         1. Description of the Units. The Company proposes to issue and sell up to 600,000 units each containing one share of Common Stock, par value $0.01 per share and one warrant to purchase one share of Common Stock (the "Units"). The terms of the offering are more fully described in the Prospectus referred to below.

         2. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, the Sales Agent that:

                  (a) A registration statement with respect to the Units has been prepared by the Company and filed with the Securities and Exchange Commission (the "SEC") on Form SB-2 (the "Registration Statement") pursuant to the Securities Act of 1933 (the "Securities Act"). The Registration Statement was declared effective by the SEC on June 8, 1998. Copies of the Prospectus have heretofore been delivered to you. The Company will not, at any time after the date hereof, amend or supplement the Prospectus by making any amendment or supplement without prior consultation with the Sales Agent or its counsel or to which the Sales Agent or its counsel shall reasonably object. The Registration Statement was amended effective December 1, 1998 to extend the offering period and will be further amended to reflect this Agreement.

                  (b) No action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus has been initiated or, to the knowledge of the management of the Company, threatened by the SEC or any other governmental agency or body nor has any such agency or body notified the Company of any objections to the use of the Prospectus.

                  (c) As of the date hereof and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined): (i) the Prospectus and any amendments or supplements thereto will contain all statements and information which are required to be stated therein by the SEC, and

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(ii) neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof. We confirm that the statements set forth in the Prospectus Supplement under the heading "Sales Agent" constitute the only information furnished in writing by or on behalf of the Sales Agent for inclusion in the Registration Statement and Prospectus as amended or supplemented, as the case may be.

                  (d) The financial statements of the Company set forth in the Prospectus, as amended or supplemented, fairly presents the financial condition of the Company as of the date indicated and the results of operations and changes in financial position for the periods therein specified; and such financial statements have been prepared substantially in accordance with generally accepted principles of accounting, applied on a consistent basis throughout the periods involved. The certified public accountants, who have examined the financial statements of the Company as set forth in its report included in the Prospectus, are members of the SEC Practice Section of the American Institute of Certified Public Accountants and are independent public accountants within the meaning of the applicable standards of the Auditing Standards Board of the American Institute of Certified Public Accountants and the SEC.

                  (e) The Company is duly organized and validly existing and in good standing under the laws of the State of Florida and the Bank, once granted its Charter, will have the full power and authority (corporate and other) to conduct its business as described in the Prospectus. The Company is duly approved to become a "bank holding company" under the Bank Holding Company Act of 1956 (the "BHC Act"), and is in good standing and in full compliance with the BHC Act and the rules and regulations thereunder. Complete and correct copies of the Articles of Incorporation, Bylaws of the Company, and all amendments thereto have been delivered to the Sales Agent.

                  (f) The Company and the Bank have all such power, authority, authorizations, approvals, orders, licenses, certificates and permits necessary to enter into this Agreement, to carry out the provisions and conditions hereof, and to commence the offering. The Company will have no subsidiaries other than the Bank which will be a wholly owned subsidiary of the Company.

                  (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, or any material adverse change, or, to the knowledge of the management of the Company, any development involving a prospective material adverse change, in the condition (financial or other), net worth or results of operations of the Company.

                  (h) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, or a company "controlled" by, an "investment company," as such terms are defined in the Investment Company Act of 1940.

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                  (i) The Company has  conducted its business so as to comply in all material respects with applicable statutes, rules, regulations, decisions, directives, orders, and capital guidelines (including without limitation, all those issued by the SEC, the , the Federal Reserve, and the Federal Deposit Insurance Corporation (the "FDIC")), and there is not pending or, to the knowledge of the management of the Company, threatened, any action, suit or proceeding to which the Company or the Bank is or may be a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company or the Bank or might materially and adversely affect the properties or assets thereof.

                  (j) Neither the Company nor the Bank is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any existing agreement, nor is the Company or the Bank in violation of any term or provision of its Articles of Incorporation or Bylaws. The execution and delivery of this Agreement and the incurrence of the obligations herein set forth will not conflict with, or constitute a breach of or default under, the Articles of Incorporation or the Bylaws of the Company or any existing agreement or any statute regulating the business of the Company or the Bank, or any rule, regulation, decision, directive or order of any court or governmental agency or body having jurisdiction over the Bank or any of their activities or properties (including, without limitation, all rules, regulations, releases, decisions, directives or orders of the SEC, the, the Federal Reserve or the FDIC); and except as expressly set forth herein and in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body (including, without limitation, the SEC, the, the Federal Reserve or the FDIC) is required for the consummation of the transactions contemplated hereby.

                  (k) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights and conform to the description of the capital stock contained in the Prospectus. None of the issued shares of the capital stock of the Company has been issued in violation of any preemptive or similar rights (contractual or other). All shares of capital stock of the Company that are subject to outstanding options or warrants, if any, have been duly authorized and, when issued in accordance with the terms of the applicable option or warrant, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or similar rights (contractual or other). There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as disclosed in the Registration Statement and the Prospectus. The Units are duly authorized and, when issued and delivered in the offering, will be validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company.

                  (l) All offers and sales of the Company's capital stock or other securities prior to the date hereof were at all relevant times duly registered under the Securities Act and all applicable state securities or "Blue Sky" laws or were the subject of an available exemption from the registration requirements of the Securities Act and all applicable state securities or "Blue Sky" laws.




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                  (m) Subsequent to the respective dates as of which information is given in the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities;
(ii) incurred any liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business; or (iii) entered into any other transaction not in the ordinary course of business.

                  (n) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and
(e) such controls would prevent or detect errors or irregularities in amounts that would be material in relation to the Company's financial statements. To the best of the knowledge and belief of the Company's management (having made reasonable investigation with respect thereto), neither the Company, the Bank nor any employee of the Company or the Bank has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

                  (o) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Bank or any of their respective officers in their capacity as such, before any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect the Company or the Bank or its or their business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

                  (p) The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company, and the Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof.

                  (q) The Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it (the "Leased Properties") subject only to the rights of any mortgagee, lienholder, or other person or entity which has an interest in the Leased Properties that is or may become superior to the interest of the Company or the landlord of such Leased Properties. The Company has no actual notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. The Company owns or leases all such properties as are necessary to its operations as now conducted.

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                  (r) The Company and the Bank maintain  insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as management believes is appropriate to the business of the Company and the Bank and all such policies are in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Bank taken as a whole.

                  (s) All documents or contracts required to be filed as exhibits to the Registration Statement to which the Company or the Bank is a party have been filed as exhibits to the Registration Statement and have been duly authorized, executed and delivered by the Company or the Bank, constitute valid and binding agreements of the Company or the Bank and are enforceable against the Company or the Bank in accordance with the terms thereof, except where the lack of authorization, execution, delivery or enforceability of any such contract would not materially and adversely affect the Company, the Bank or their business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

                  (t) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company that has not been provided for in the financial statements.

                  (u) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus. To the best knowledge of the Company, none of the activities of business of the Company are in violation of, or cause the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company.

                  (v) The Company has not,  directly or  indirectly  at any time
(i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977.

                  (w) On the Closing Date, all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Units will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.




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                  (x) The Company  has not taken and will not take,  directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units or the Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company. To assure compliance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock or securities convertible into Common Stock of the Company until the distribution of all shares of Common Stock being sold in the public offering has been completed.

                  (y) No holder of securities of the Company has rights to require the registration of any securities of the Company because of the filing of the Registration Statement. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (z) Other than as contemplated by this Agreement, there is no broker or finder that is entitled to receive from the Company any brokerage or finder's fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (aa) Any certificate signed by any officer of the Company delivered to you or to counsel for the Sales Agent shall be deemed a representation and warranty to the Sales Agent as to the matters covered thereby.

                  (bb) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or (ii) completion of the distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and approved in writing by the Sales Agent.

         3. Employment of Sales Agent; Sales and Delivery of the Units. On the basis of the representations and warranties herein contained, and subject to the terms and conditions and covenants and agreements set forth herein, the parties hereto agree as follows:

                  (a) The Sales Agent will act as agent for the Company on a "best efforts" basis to sell for the account of the Company a maximum of 200,000 Units at a price of $9.00 per Unit, and the Sales Agent agrees to use its commercially reasonable best efforts to effect such sales on the terms (including the conditions) described in the Prospectus. However, the Sales Agent makes no commitment to purchase all or any of the Units. The Sales Agent's engagement hereunder will terminate on the earlier of (a) 120 days from the date of this Agreement or such later date as shall be mutually agreed upon by the Company and the Sales Agent; (b) the sale of all of the Units; or (c) termination of the Sales Agent's engagement by the Company in accordance with the provisions of Section 10 hereof. The period from the date of this Agreement to the termination of the Sales Agent's engagement shall be referred to as the "Offering Period."


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                  (b) As  compensation  for  its  efforts,  and  subject  to the release to the Company of subscription proceeds for the Units by the Escrow Agent (as defined in Section 3(c)), the Sales Agent shall be paid by the Company a commission of 7.0% of the proceeds of the Units sold by Sales Agent. Sales Agent shall receive no commission for any Units sold by directors of the Company. This commission will be due upon the closing of the offering.
Regardless of whether the offering is consummated, the Company will also reimburse the Sales Agent, upon request, for its out-of-pocket expenses incurred in connection with its engagement hereunder, including, without limitation, legal fees, advertising, promotion, syndication, and travel expenses. The Sales Agent shall document such expenses to the reasonable satisfaction of the Company. Unless approved in writing by the Company, Sales Agent's out-of-pocket expenses will not exceed $7,500. Such approval shall not be unreasonably withheld by the Company. Any legal work by Sales Agent's counsel for blue sky or NASD filings or for matters outside of a standard underwriting will be billed separately.

                  (c) Until the conditions for breaking escrow described in the Prospectus are met, all subscribers will be instructed to make their remittances payable to Independent Bankers Bank of Florida for PSB BancGroup, Inc. as escrow agent for the Company (the "Escrow Agent"), in accordance with the instructions contained in the Prospectus, and all proceeds received by the Sales Agent shall be transmitted to the Escrow Agent by noon of the following business day. The Company shall be responsible for payment of the Escrow Agent's fees.

                  (d) The Sales Agent may offer and sell Units for the account of the Company through other registered dealers selected by the Sales Agent ("Selected Dealers") pursuant to an agreement under which registered dealers shall be compensated by the Sales Agent within the limits to be set forth in the Prospectus from the commissions payable to it as provided in subsection (b) above. All such sales by Selected Dealers shall be made by the Company, acting through the Sales Agent as agent, and not for the account of the Sales Agent.

                  (e) Unless otherwise agreed by the Company and the Sales Agent, once the Company achieves the conditions to the offering set forth in the Prospectus, the initial closing ("Closing") of the sale of the Units will occur at the offices of Igler & Dougherty, P.A., Tallahassee, Florida or at such other place as shall be mutually agreed upon by the Company and the Sales Agent at a time mutually agreed upon by the Company and the Sales Agent ("Closing Date"). At the Closing, all funds held pursuant to subsection (c) above or otherwise received by the Escrow Agent in payment for the Units shall be transferred as follows: (i) the net proceeds (the offering price less the Sales Agent's commissions and the Sales Agent's out-of-pocket expenses incurred through such date in accordance with Section 3(b) and not previously reimbursed to the Sales Agent) will be transferred to the Company and (ii) an amount equal to the Sales Agent's commissions on the sale of such Units and such out-of-pocket expenses will be transferred directly to the Sales Agent. In addition, the Company will deliver to the Sales Agent or mail to the purchasers of such Units on the Sales Agent's instructions all certificates evidencing all such Units. Certificates for such Units shall be in such denominations and registered in such name or names as requested by the subscribers therefor. The Company will permit the Sales Agent, on or before the first business day prior to the Closing Date, to examine and package such certificates for delivery. If Units are sold and paid for after the Closing Date, then as to such Units, as funds are received by the Sales Agent from the sale thereof they shall be held until each check is cleared; after such clearance the Company shall cause the issuance and delivery of definitive stock certificates in accordance with the instructions of the Sales Agent. Upon each such delivery, the net proceeds (the offering price less the Sales Agent's commissions and any unreimbursed expenses) shall be immediately forwarded to the Company by the Sales Agent.

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                  (f) The  Company and the Sales  Agent each  represents  to the other that no person was or is entitled, directly or indirectly, to compensation from it or any of its affiliates for services as a finder in connection with the proposed offering.

         4. Additional Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

                  (a) The Registration Statement is effective. The Company will prepare and file with the SEC, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Units.

                  (b) As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the SEC, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the SEC for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the SEC or any state or regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Units for offering in any jurisdiction, or of the institution of any proceeding for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

                  (c) The Company has caused to be delivered to you copies of the Prospectus and supplements thereto, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Securities Act. The Company authorizes the Sales Agent and dealers to use the Prospectus in connection with the sale of the Units for such period as in the opinion of counsel to the Sales Agent the use thereof is required to comply with the applicable provisions of the Securities Act and the rules and regulations thereunder. If, at any time within such period as a Prospectus is required under the Securities Act to be delivered in connection with sales by the Sales Agent or dealer, any event occurs of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Sales Agent should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Units, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or applicable rules and regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Sales Agent.

                  (d) The Company will comply with the Securities Act, the Exchange Act, and the rules and regulations thereunder in connection with the offering and issuance of the Units.

                  (e) The Company will (i) notify the Sales Agent promptly of any request by the SEC, the, the Federal Reserve, the FDIC, any state securities commission, or any other governmental body or agency for the amending or supplementing of the Prospectus or for information with respect to the
Prospectus; (ii) prepare, promptly upon the Sales Agent's request, any amendments or supplements to the Prospectus which, in the Sales Agent's reasonable opinion, are necessary or advisable in connection with the distribution of the Units; and (iii) not distribute any amendment or supplement to the Prospectus to which the Sales Agent shall reasonably object by notice to the Company after having been furnished a copy of any such proposed amendment or supplement within a reasonable time prior to the proposed distribution.

                  (f) The Company will advise the Sales Agent, promptly after it shall receive notice or obtain knowledge thereof, of the initiation or threatening of any action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus and will use its best efforts to prevent the issuance of any order or ruling preventing or suspending the offering or to obtain its withdrawal if such an order or ruling should be issued.

                  (g)  Subject to your  covenants  and  agreements  set forth in
Section 5 of this Agreement, the Company will use its best efforts to qualify the Units for sale under the securities laws of such states as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Units. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                  (h) The Company will furnish to the Sales Agent, as soon as available, copies of the Prospectus and all amendments and supplements thereto in such quantities as the Sales Agent may from time to time reasonably request.

                  (i) During a period of three years from the Effective Date, the Company agrees to furnish to its shareholders and to the Sales Agent, as promptly as may be practicable after the end of each fiscal year, an annual report with respect to such year (including financial statements audited by independent certified public accountants). During such period, the Company also agrees to furnish the Sales Agent with all reports and communications (financial or other) furnished by the Company to its shareholders.

                  (j) Without the Sales Agent's consent, the Company will not issue, sell, contract to sell or grant any option for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable for Common Stock (other than the issuance of the Units being sold by the Company pursuant to the Prospectus and the issuance of stock options and warrants as described in the Prospectus) until 180 days from the date the Offering Period terminates.

                  (k) The Company will apply the net proceeds from the offering received by it substantially in the manner set forth under "Use of Proceeds" in the Prospectus and will file such reports with the SEC with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Sections 12, 13, and 15(d) of the Exchange Act and pursuant to Rule 463 under the Securities Act.

                  (l) During a period of three years from Effective Date, the Company or its successors or assigns will comply with all registration, filing and reporting requirements of the Securities Act and the Exchange Act which are or may from time to time become required of the Company or its successors or assigns.

                  (m) The Company will obtain prior to Closing from all its directors and officers who purchase 2.5% or more of the Common Stock their written agreement satisfactory in form or substance to the Sales Agent that until 180 days from the date of the termination of the offering they will not, without the Sales Agent's prior written consent, sell, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, other than gifts and stock pledges (as long as the recipient is held to be subject to the same restrictions on sales) any Common Stock of the Company (or any securities convertible into or exercisable for such Common Stock).

                  (n) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

         5. Covenants of the Sales Agent. The Sales Agent covenants and agrees with the Company that:

                  (a) The Sales Agent will maintain an accurate record of all orders to purchase Units and funds received, including the name, address and social security or taxpayer identification number of each prospective purchaser and the manner in which the stock certificate is to be issued.

                  (b) The Sales Agent is registered with the SEC as a broker-dealer and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), and the Sales Agent and all its agents and representatives have or will have all required licenses and registrations to perform its obligations under this Agreement; and such registrations, membership and licenses will remain in effect during the term of this Agreement. The Sales Agent agrees that, in performing its obligations under this Agreement, the Sales Agent will comply with all applicable statutes and the rules and regulations of the NASD and any other federal or state governmental agency which are applicable to it. This Agreement has been duly and validly authorized, executed and delivered by the Sales Agent and is its valid and binding agreement and obligation.

         6. Responsibility for Payment of Expenses. The Company covenants and agrees with the Sales Agent that:

                  (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated under the provisions of Section 10 hereof, the Company will pay all the costs and expenses typically borne by issuers of securities in a public offering, including, without limitation (i) the costs and charges of any transfer agent or registrar and the cost of preparing stock certificates; (ii) the printing or other reproduction of the Agreement and any blue sky survey (the "Blue Sky Survey"); (iii) the qualification of the Units under state securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel for the Sales Agent in connection therewith and the preparation of the Blue Sky Survey; (iv) the filing fee of the NASD; and (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto.

                  (b) If this Agreement is canceled or terminated or fails to become effective, the Company shall reimburse the Sales Agent for all accountable out-of-pocket expenses actually incurred in accordance with Section 3(b).


         7. Conditions of the Sales Agent's Obligations. The Sales Agent's obligations as provided herein shall be subject to the continuing accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) No action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus shall have been initiated or, to the knowledge of the Company or the Sales Agent, threatened by the SEC, the, the Federal Reserve or the FDIC, any state securities commission, or any other governmental agency or body nor shall have any such governmental agency or body notified the Company or any of its agents of any objections to the use of the Prospectus. Any request of the SEC, the, the Federal Reserve or the FDIC, any state securities commission, or any other governmental agency or body for information (to be included in the Prospectus or otherwise) shall have been complied with to the Sales Agent's satisfaction.

                  (b) The Sales Agent shall not have advised the Company that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the Sales Agent's opinion is material or omits to state a fact which in the Sales Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), net worth or results of operations of the Company, the Bank, or which, in the Sales Agent's judgment, makes it impractical or inadvisable to offer or deliver the Units on the terms and in the manner contemplated in the Prospectus.

                  (d) At the Closing Date, the Sales Agent shall have received the opinion of company counsel dated as of the Closing Date, addressed to the Sales Agent, substantially to the effect set forth in Schedule A hereto.

                  (e) At the time of execution of this Agreement and at the Closing Date the Sales Agent shall have received a letter from the certified public accountants of the Company, dated the date of delivery thereof, to the effect set forth in Schedule B hereto.

                  (f) At the Closing, the Sales Agent shall have received from the Company a certificate, signed by the President or Chief Executive Officer and the Chief Financial Officer of the Company and dated as of the Closing Date, to the effect that, to the best of their knowledge, based on reasonable investigation:

                           (i) The representations and warranties of the Company
                  in the Agreement are true and correct, as if made at and as of the date of Closing, and the Company has performed and complied with all the agreements and satisfied all the conditions to be performed, complied with or satisfied by it at or prior to the Closing;

                           (ii) No action, suit or proceeding for the purpose of
                  suspending the use of the Prospectus has been instituted or is pending or threatened, and there is no basis for any such suit or proceeding; and

                           (iii) Neither the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the date of the Prospectus, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus which has not been so set forth.

                  (g) The Escrow Agreement shall have been entered into and provide (i) that no subscription funds shall be released from escrow to the Company unless the Sales Agent shall have delivered a certificate to the Escrow Agent stating that all closing conditions under this Agreement shall have been complied with or waived by the Sales Agent, and (ii) that when escrow is broken the Escrow Agent shall pay directly to Sales Agent its commissions and any outstanding fees and expenses as provided in Section 3(b) hereof.

                  (h) The Company shall have furnished to the Sales Agent executed copies of the lock-up letters described in Section 4(n) and such further certificates and documents as the Sales Agent or its counsel shall have requested.

                  (i) All of the Units shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

                  All such opinions, certificates, letters, undertakings, agreements and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Sales Agent and its counsel. The Company will furnish the Sales Agent with such conformed copies of such opinions, certificates, letters, undertakings, agreements and other documents as the Sales Agent shall reasonably request in order to receive further assurance as to the accuracy of the Registration Statement and compliance with the Company's agreements hereunder.

         8.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Sales Agent, each of its agents, attorneys, officers, directors, and employees, and any person who controls the Sales Agent within the meaning of the Securities

Act against any and all losses, claims, lawsuits, damages, or liabilities to which the Sales Agent or its agents, attorneys, officers, directors or control persons may become subject insofar as such losses, claims, lawsuits, damages, or liabilities (including awards and/or judgments) arise out of or are in connection with the Registration Statement, the Prospectus and related exhibits or any amendment or supplement thereto, or any representations, statements or other acts by the Company, its officers, directors, employees, agents, or control persons, and will reimburse the Sales Agent, its officers, directors, employees, agents, attorneys and any person who controls the Sales Agent for any and all costs and expenses, including reasonable counsel fees incurred by them in connection with the investigation or defense of any such loss, claim, lawsuit, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, lawsuit, or liability arises out of or is based upon an untrue statement or omission made in the Registration Statement, the Prospectus and related exhibits or any amendment or supplement thereto or in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Sales Agent specifically for use with reference to the Sales Agent in preparation thereof. The Company acknowledges that the statements set forth under the heading "Sales Agent" in the Prospectus or any amendment or supplement thereto constitute the only information relating to the Sales Agent furnished in writing to the Company by the Sales Agent expressly for inclusion in the Prospectus or any supplement.

                  (b) The Sales Agent will indemnify and hold harmless the Company, each of its agents, attorneys, officers, directors, and employees, and any person who controls the Company within the meaning of the Securities Act against any and all losses, claims, lawsuits, damages, or liabilities to which the Company any such person may become subject insofar as such losses, claims, lawsuits, damages or liabilities (including awards and/or judgments) arise out of or in connection with or result from any statements furnished to the Company in writing by the Sales Agent that are included in the Registration Statement, the Prospectus and related exhibits or any amendment or supplement thereto and which are furnished specifically for use with reference to the Sales Agent in preparation thereof, and will reimburse any and all costs and expenses, including reasonable counsel fees incurred by the Company or other indemnified person in connection with investigating or defending any such loss, claim, lawsuit, damage, or liability.

                  (c) If the indemnification of a person specified above is for any reason held unenforceable, the indemnifying party agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable, (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and the Sales Agent, on the other hand, of the transaction as contemplated the (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other hand, as well as any other relevant equitable considerations. The Company agrees that, for the purposes of this paragraph, the relative benefits to the Company and the Sales Agent of the transaction as contemplated hereby shall be deemed to be in the same proportion that the total value paid or contemplated to be paid to or by the Company, any affiliate of the Company, or any of its shareholders, as the case may be, as a result of or in connection with the transaction bears to the fees paid or to be paid to the Sales Agent under this Agreement; provided however, that, to the extent permitted by applicable law, in no event shall the Sales Agent be required to contribute an aggregate amount in excess of the aggregate fees actually paid to it under this Agreement.

                  (d) In the event that an indemnified party is requested or required to appear as a witness in any action brought by or on behalf of or against the indemnifying party or any affiliate of the indemnifying party in a transaction contemplated by this Agreement in which such indemnified party is not named as a defendant, the indemnifying party shall reimburse the indemnified party for all expenses incurred by it in connection with such indemnified party's appearing and preparing to appear as such a witness, including, without limitation, reasonable fees and disbursements of its legal counsel.

                  (e) Neither party shall, without the other party's prior written consent, which consent shall not be unreasonably withheld, settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought against it under the indemnification provisions of this Agreement, whether or not any indemnified party is an actual or potential party to a claim, action, or proceeding, unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, or proceeding.

                  (f) The foregoing reimbursement, indemnity, and contribution obligations shall be in addition to any liabilities which the indemnifying party may otherwise have. The reimbursement and indemnity obligations of the indemnifying party under such subparagraphs shall extend upon the same terms and conditions to any affiliate of the indemnified party, and the shareholders, directors, officers, employees, attorneys and control persons (if any), as the case may be, of the indemnified party and any of its affiliates.

                  (g) Prior to any proposed sale, distribution, or liquidation of all or a significant portion of a party's assets or any significant recapitalization of its outstanding securities in a transaction pursuant to which such party's ability to honor its obligations hereunder might be adversely affected, such party will notify the other party in writing thereof and, if requested by the other party, shall arrange alternative means for providing for the obligations of the parties set forth in this Section 8, including the assumption of such obligations by a third party or the issuance or creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to the indemnified party. The provisions of Section 8 shall survive any termination of the authorization provided by this Agreement.

         9. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Sales Agent herein, or in certificates delivered pursuant hereto, and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Agent or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive the issuance of the Units.

         10.      Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at 9:00 A.M., eastern standard time, on the date this Agreement is approved by the NASD (the "Effective Date").

                  (b) The Sales Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if: (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement to be performed by it hereunder; (ii) any other material condition of the Sales Agent's obligations hereunder required to be fulfilled by the Company is not fulfilled; (iii) a banking moratorium shall have been declared by federal or authorities; (iv) there shall have been a material adverse change in the financial condition, business or results of operations of the Company; or (v) any other event or occurrence of a similar character shall have occurred since the execution of this Agreement which, in the Sales Agent's judgment, makes it impractical or inadvisable to proceed with the completion of the sale and payment for the Units. Any such termination shall not terminate the Company's obligations pursuant to the provisions of Sections 3, 6, and 8 hereof.

                  (c) If the Sales Agent has failed to perform its covenants and agreements recited in Section 5, then the Company shall have the right to terminate the Sales Agent's engagement upon five days written notice. Any such termination shall not terminate the Company's obligations pursuant to the provisions of Sections 3 and 8 hereof.

         11. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Sales Agent, shall be mailed, delivered or telecopied and confirmed to the Sales Agent at 810 Thomasville Road, Tallahassee, Florida 32303 or, if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at 500 S. 1st Street, Lake City, Florida 32025, with a copy to Edward W. Dougherty, Jr., 1501 Park Avenue East, Tallahassee, Florida 32301. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         12. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their successors and assigns and the persons referred to in Section 8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such indemnified persons and for the benefit of no other person or corporation. No purchaser of any of the Units from the Sales Agent shall be construed a successor or assign merely by reason of such purchase.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The validity of this Agreement shall not be impaired if each party does not execute the same counterpart so long as the execution of each party appears on the counterparts taken as a whole.

         If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate by signing in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Sales Agent.



                                            PSB BANCGROUP, INC.



                                     By:    /s/ Robert W. Woodard
                                            ---------------------
                                     Name:      Robert W. Woodard
                                     Title:     President



ACCEPTED as of the date first above written.

         MERIDIAN ASSET MANAGEMENT, INC.



By:      /s/ Robin R. McEachin
         ---------------------
Name:        Robin R. McEachin
Title:       President

                                   SCHEDULE A


         Pursuant to Section 7(d) of the Sales Agency Agreement, counsel for the Company shall furnish to the Sales Agency its opinion to the effect that:

         (i) The Company has been duly incorporated and organized and is validly existing as a corporation and is in good standing under the laws of the State of
 . The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of their properties (owned or leased) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations, prospects or management of the Company or the Bank. The Company has all requisite corporate power and authority to own or lease its properties and assets and conduct its business as described in the Registration Statement, the Prospectus and the documents incorporated by reference into the Registration Statement or the Prospectus. The Company is duly registered as a "bank holding company" under the BHC Act and is in good standing and in compliance in all material respects with the BHC Act and the rules and regulations thereunder. The Bank (a) is duly incorporated, duly organized, validly existing and in good standing as a [state/national] bank under the laws of [the state or the United States], (b) is a member in good standing of Bank Insurance Fund of the FDIC, (c) is duly authorized and as full power and authority to conduct a general banking business in accordance with its Charter and as described or incorporated by reference in the Registration Statement or the Prospectus (subject to supervision by appropriate federal and state regulatory agencies), (d) has full power and authority to own, lease and operate its properties and assets and conduct its business and as described or incorporated by reference in the Registration Statement or the Prospectus, and (e) is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction.

         (ii) The description of the Company's capital stock contained in the Registration Statement or the Prospectus is accurate and meets the requirements of Item 12 of Form SB-2 under the Securities Act, and the Common Stock (including the Shares) conforms to the description thereof contained in the Registration Statement and the Prospectus.

         (iii) The Company has authorized, issued and outstanding capital stock as set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been and are duly authorized and validly issued and outstanding, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive or similar rights and conform to the description of the capital stock contained or incorporated by reference in the Prospectus. The Shares to be issued, sold and delivered by the Company in accordance with the Agreement have been and are duly authorized and validly issued and outstanding, are fully paid, and nonassessable and will conform to the description of the Common Stock provided in the Registration Statement and Prospectus and in any documents incorporated therein by reference. There are no preemptive or, to our knowledge, other rights to subscribe for or to purchase any of the Shares. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company. All shares of the capital stock of the Company subject to outstanding options or warrants have been duly authorized and, when issued in accordance with the applicable option or warrant, will be validly issued, fully paid and nonassessable and will not give rise to, or be issued in violation of, any preemptive or, to our knowledge, any similar rights. When the Shares to be sold by the Company are delivered in accordance with the Agreement, good and marketable title thereto, free and clear of all liens, encumbrances, security interests, restrictions, shareholders' agreements, voting trusts and other claims whatsoever, will be transferred to the purchasers thereof in the offering. The holders of shares of Common Stock will not be subject to personal liability for the obligations of the Company solely by reason of being such holders.

         (iv) All of the shares of the Company's common stock, par value $ per share, and other securities of the Company issued prior to the date hereof were issued by the Company in compliance with the registration requirements of applicable federal and state securities or "Blue Sky" laws, or if not issued in compliance with the registration requirements of applicable federal and state securities laws, such failure to comply with respect to any such issuances will not, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company, or any actions in respect thereof are barred by the applicable statute of limitations, and any exemptions from the registration provisions of applicable federal and state securities laws that were relied upon in connection with the issuance of such securities will not be rendered inapplicable by the issuance and sale of the Shares.

         (v) No consent, approval, authorization, order, registration or qualification of or filing with any court, regulatory body, or governmental agency, body or official is required for the execution and delivery of the Agreement, issue and sale of the Shares, or the consummation by the Company of the transactions contemplated in the Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act and such as may be required under the "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Shares contemplated by the Registration Statement.

         (vi) There are no contracts, agreements or understandings known to us between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities with the Shares to be registered pursuant to the Registration Statement or any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (vii) To our knowledge, there is no pending or threatened action, suit, proceeding, charge or investigation of any nature before any court or before or by any public regulatory or governmental body or board against or involving the Company or the Bank or the properties or business of the Company or the Bank, of a character required to be disclosed in the Prospectus or, as to threatened litigation, of a character which would be required to be disclosed if filed, which is not disclosed in the Prospectus, or which if determined adversely would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations or business of the Company or the Bank or which might materially and adversely affect the performance of the Agreement, the issuance and delivery of the Shares, or the consummation of the transactions contemplated by the Agreement.

         (viii) Neither the issuance and sale by the Company of the Shares nor the consummation by the Company of any of the other transactions contemplated in the Agreement, nor the execution, delivery and performance of, or the fulfillment by the Company of, the terms of the Agreement, will conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge, encumbrance, claim or security interest upon any property or assets of the Company or the Bank pursuant to the terms of any material provision of any material written agreements to which, to our knowledge, the Company or the Bank is a party or by which, to our knowledge, the Company or the Bank or their assets are bound, nor will such action result in the violation of the provisions of the Articles of Incorporation or Charter, as the case may be, or the bylaws of the company or the Bank, or any material law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment, or order of material franchise or permit. The Company and the Bank are conducting their respective business so as to comply in all material respects with all applicable statutes and regulations with which the failure to comply would have a material adverse effect upon the condition (financial or otherwise), business, properties, net worth, results of operations, prospects or management of the Company or the Bank, and the Company or the Bank is not, nor with the giving of notice or passage of time, or both, would it be, in violation under its Articles of Incorporation, Charter or bylaws or in violation or default in the performance or observance of any material provision of any material written agreement which, to our knowledge, the Company or the Bank is a party or by which, the Company or the Bank or there assets are bound. To our knowledge, the Company and the Bank have such Permits as may be required of it to own or lease their respective properties and conduct their respective businesses as provided in the Prospectus and all documents incorporated by reference therein and as presently conducted and have fulfilled and performed in all material respects their obligations with respect to such Permits and are in compliance therewith. To our knowledge, no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits. Such Permits contain no restrictions that materially affect the ability of the Company to conduct its business or are required to be disclosed in the Prospectus that are not disclosed therein.

         (ix) The Company is not an "investment company" or a company "controlled' by an "investment company," within the meaning of the Investment Company Act of 1940 and, by virtue of its receipt of any proceeds from the sale of Shares pursuant to the Agreement, will not become or be deemed to be an "investment company" thereunder.

         (x) The Company meets the requirements for use of Form SB-2 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to our knowledge no proceeding for that purpose has been instituted or is pending at the Commission or threatened by the Commission. The Regulation Statement, the Prospectus, and any amendment or supplement thereto (other than financial statements and schedules which are contained or incorporated by reference therein, and as to the section of the Prospectus entitled "Sales Agent," as to which we need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, including the requirements of Guide 3. As of the date they were filed with the Commission, the documents incorporated by reference in the Registration Statement (other than the financial statements and schedules contained therein, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations. We have participated in the preparation of the Registration Statement and the Prospectus and nothing has come to our attention that leads us to believe that, on each of the Effective Date and the date of such opinion, the

Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its respective dates, or any amendment or supplement thereto, as of their respective dates, contained, or as of any Time of Delivery, either the Registration Statement or the Prospectus or any amendment or supplement thereto, contains, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (xi) We do not know of any amendment or supplement to the Registration Statement required to filed or of any contract, agreement, instrument, lease, license, arrangement or understanding of a character required to be filed as an exhibit to, described in or incorporated by reference into, the Registration Statement or the Prospectus, as amended or supplemented, which are not filed, described or incorporated by reference as required.

         (xii) The descriptions in the Registration Statement and the Prospectus (including descriptions incorporated by reference therein) of contracts, agreements and other documents therein described present fairly and accurately the information required to be shown or incorporated by reference therein. The statements and information contained or incorporated by reference in the Registration Statement or Prospectus, and any amendment or supplement thereto, insofar as they are so contained or incorporated, or refer to statements of law, regulation or legal conclusions, or descriptions of statutes and regulations relating to or affecting the business of the Company or the Bank or the provisions of contracts, licenses and other documents and instruments to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of their respective properties or assets is subject, have been reviewed by such counsel and are fair and accurate statements and descriptions, in all material respects. There are no statutes or regulations applicable to the Company or the Bank or certificates, permits, or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or the Bank, to our knowledge of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly and accurately described therein.

         (xiii) The Company has the full corporate power and authority to enter into, deliver and perform the Agreement and to consummate the transactions contemplated thereby, including the issuance, sale and delivery by it of the Shares to be issued, sold and delivered by it hereunder.

         (xiv) The Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming its due authorization, execution and delivery by the Sales Agent, the Agreement will be enforceable against the Company except to the extent that rights pursuant to Section 8 of the Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (xv) The form of certificate representing the Shares has been approved by the company's Board of Directors, and such certificate complies in all respects with the applicable provisions of law and any other applicable requirement and is in due and proper form for the enforcement of the rights and limitations of rights pertaining to the Common Stock which are set forth in the Company's Articles of Incorporation and under the laws of the State of .

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United

States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Sales Agent's counsel) of other counsel familiar with the applicable laws, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the company and certificates or other written statements of officers having custody of documents respecting the corporate existence or good standing of the Company, or the Bank, provided that copies of all such opinions, statements or certificates shall be delivered to Sales Agent's counsel, and if written confirmation of the Commission is not available at the time such opinion is rendered, upon the current oral representation of members of the Commission's staff with respect to the Registration Statement or any amendment or supplement thereto having become effective and the lack of issuance of a stop order or institution of proceedings for that purpose. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

         Unless otherwise defined herein, capitalized terms in this Schedule shall have the same meanings ascribed to such terms in the Agreement.

                                   SCHEDULE B

         Pursuant to Section 7(e) of the Sales Agency Agreement, the independent accountant for the Company shall furnish letters, in form and substance satisfactory to the Sales Agent, to the effect that:

         (i) They are, and were during all periods covered in their reports included or incorporated by reference in the Registration Statement or Prospectus, independent certified public accountants with respect to the Company and the Bank, within the meaning of the Securities Act and the applicable rules and regulations thereunder, are in compliance with the applicable requirements relating to qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, and have no interest required to be disclosed in the Registration Statement or Prospectus pursuant to Form SB-2.

         (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules of the Company included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

         (iii) They have performed a review of interim consolidated financial statements in accordance with standards established by the American Institute of Certified Public Accountants, including those set forth in Statement on Auditing and standards No. 71, of the unaudited Consolidated Statements of Condition of the Company as of [last quarter-end] and unaudited Consolidated Statements of Income and Consolidated Statements of Cash Flows for the three months ended [last quarter-end], included or incorporated by reference in the Prospectus or the Registration Statement, and on the basis of such reviews they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, consistently applied or for them to conform in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations with respect to Registration Statements on Form SB-2.

         (iv) In addition to the audits and reviews, on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be specified by the Sales Agent), not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the financial information regarding the Company or the Bank included or incorporated by reference in the Registration Statement or the Prospectus, the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters as to transactions and events subsequent to the date of the last audited financial statements included or incorporated by reference in the Prospectus or in the Registration Statement, and such other inquiries and procedures as may be specified in such letter (including certain specified procedures as may be required by you), nothing came to their attention that cause them to believe that:

                           (A) as of a  specified  date not more  than five days
                  prior to the date of such letter, there have been any changes in the capital stock, shareholders' equity, classified assets, or loan loss reserves of the Company or the Bank, or any increase in short-term or long-term debt of the Company or the Bank, or any decreases in current assets, investment securities, net loans, total assets, deposits or other items specified by the Sales Agent or any increases in any items specified by the Sales Agent, in each case as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement or the Prospectus, except in each case of changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (B) for the period from the date of the last  audited
                  financial statements included in the Registration Statement or the Prospectus to the specified date referred to in Subsection
                  (A) above, there were any decreases in interest and noninterest income or the total or per share amounts of net income or other items specified by the Sales Agent, or any increases in any items specified by the Sales Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Sales Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

         (v) In addition to the examination referred to in their reports included or incorporated by reference in the Registration Statement or Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Sales Agent, which are derived from the general accounting records of the Company and the Bank, which appear or are incorporated by reference in the Registration Statement or Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement as specified by the Sales Agent and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

         Unless otherwise defined herein, capitalized terms in this Schedule C shall have the meanings ascribed to such terms in the Sales Agency Agreement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post effective amendment No. 2 to Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of January, 1999.

                                                 PSB BANCGROUP, INC.


                                       By:      /s/ Robert W. Woodard
                                                ---------------------
                                                    Robert W. Woodard
                                                    President,
                                                    Chief Executive Officer and
                                                    Principal Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this post effective amendment No. 2 to Form SB-2 registration statement No. 333-44161 has been signed by the following person in the capacities and as of the dates indicated:

               Signature         Title                              Date
               ---------         -----                              ----

                                 Director                      January ___, 1999
          John W. Burns, III

   *  /s/ Robert W. Woodard      Director                       January 14, 1999
         --------------------
          Robert M. Eadie        President and
                                 Chief Financial Officer

   *  /s/ Robert W. Woodard      Director                       January 14, 1999
         --------------------
          Shilpa U. Mhatre

   *  /s/ Robert W. Woodard      Director                       January 14, 1999
         --------------------
          Alton C. Milton, Sr.   Chairman of the Board

  *  /s/ Robert W. Woodard       Director                       January 14, 1999
         --------------------
         Alton C. Milton, Jr.

  *  /s/ Robert W. Woodard       Director                       January 14, 1999
         --------------------
         Andrew T. Moore

     /s/ Robert W. Woodard       Director, President            January 14, 1999
         --------------------
         Robert W. Woodard       and Chief Executive Officer



                * Pursuant to Power of Attorney filed January 13, 1998, authorizing Robert W. Woodard and Alton C. Milton, Sr., or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement.